UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 25, 2016

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 417-4364

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2010 Incentive Stock Plan

On August 25, 2016, the stockholders of Synthetic Biologics, Inc. (the “Company” or “our”) approved an amendment to the 2010 Stock Incentive Plan (the “Plan”) to increase the total number of shares of stock that the Company has the authority to issue from 8,000,000 to 14,000,000. The amendment to the Plan became effective upon such stockholder approval (see Item 5.07 below). A description of the Plan is set forth in the Company’s definitive proxy statement, dated July 6, 2016 (the “Proxy Statement”), for its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), in the section captioned “Proposal 3. Approval Of An Amendment To Our 2010 Stock Incentive Plan To Increase The Number Of Shares Of Common Stock That We Have Authority To Grant From 8,000,000 To 14,000,000,” which is incorporated herein by reference and qualified in its entirety by reference to a copy of the Amended and Restated Plan attached to the Proxy Statement as Appendix A.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 25, 2016, the Company held its Annual Meeting, at which a quorum was present.  At the Annual Meeting, stockholders of record as of the close of business on June 28, 2016 voted on the following proposals and cast their votes as described below. These matters are described in detail in the Proxy Statement.

The number of votes cast for and against and if applicable, the number of withheld/abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1 — Election of Directors

The following four individuals were elected as directors, to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes

Jeffrey J. Kraws	30,239,009	2,275,391	41,380,605
Jeffrey Riley	32,023,502	490,898	41,380,605
Scott L. Tarriff	30,221,861	2,292,539	41,380,605
Jeffrey Wolf	30,254,648	2,259,752	41,380,605

Proposal 2 — Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,233,136	348,435	313,434	0

Proposal 3 - Approval of an Amendment to the Company’s 2010 Stock Incentive Plan, to increase the number of shares of common stock that it will have the authority to grant from 8,000,000 to 14,000,000.

The stockholders approved the amendment to the Company’s 2010 Stock Incentive Plan based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,888,023	8,378,735	247,642	41,380,605

Proposal 4 – Approval, on an Advisory Basis, of our Executive Compensation

The stockholders approved a resolution, on an advisory basis, regarding our executive compensation based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,726,483	2,465,437	322,480	41,380,605

Proposal 5 - Advisory Approval of Future Stockholder Advisory Votes Regarding Compensation Awarded to Named Executive Officers

The stockholders selected “three years” as the frequency of the advisory vote on executive compensation. Taking into consideration the votes of the stockholders set forth below, the Company’s Board of Directors determined that an advisory vote on executive compensation will be held every three years until the next advisory vote on the frequency of future stockholder advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
9,578,631	2,228,909	20,381,409	325,451	41,380,605

Proposal 6 – Approval of the Company’s Reincorporation from the State of Nevada to the State of Delaware

The proposal to approve the Company’s reincorporation from the State of Nevada to the State of Delaware did not receive the requisite number of stockholder votes for approval. The proposal received 33.3% of the outstanding shares entitled to vote which was less than the majority of the outstanding common stock needed to approve the proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,377,109	1,972,350	164,941	41,380,605

Proposal 7 – Approval of an adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 6

The stockholders approved a resolution to adjourn the Annual Meeting of Stockholders to solicit additional proxies if there were not sufficient votes in favor of Proposal 6 based on the votes listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,464,198	9,983,022	1,447,785	0

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Synthetic Biologics, Inc. 2010 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 6, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 26, 2016

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steven Shallcross
Name:	Steven Shallcross
Title:	Chief Financial Officer